EXHIBIT Item 24(2)(k)(4)

                                POWER OF ATTORNEY

      The undersigned officers and the Directors of Multi-Strategy Hedge Opportunities LLC (the "Fund") hereby authorize Terry K. Glenn, Andrew J. Donohue, Donald C. Burke, Brian D. Stewart, Bradley J. Lucido and Alice A. Pellegrino, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

      IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 25th day of August, 2004.

/s/ Terry K. Glenn                               /s/ Donald C. Burke
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Terry K. Glenn, President and Director           Donald C. Burke, Vice President
                                                 and Treasurer

                                                 /s/ James T. Flynn
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David O. Beim, Director                          James T. Flynn, Director

/s/ W. Carl Kester                               /s/ Karen P. Robards
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W. Carl Kester, Director                         Karen P. Robards, Director